Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: David Christensen, CFO 507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports Fourth Quarter and Full Year 2011 Results
Company recently closed on IdeaOne acquisition, Positioned for growth in Fargo, North Dakota

MANKATO, Minn., March 6, 2012 — HickoryTech Corporation (NASDAQ: HTCO) today reported earnings for the fourth quarter ended Dec. 31, 2011.  Revenue totaled $39.6 million, a 5 percent decrease year over year. Fourth quarter net income of $1.4 million, or 11 cents per diluted share, was down year over year partially due to costs associated with the Company’s agreement to acquire IdeaOne, and due to higher interest costs associated with the Company’s third quarter 2011 refinancing.  Fiscal 2011 revenue was up 1 percent and operating income was down 6 percent from fiscal 2010.

“We met and exceeded our objectives for fiscal 2011 and took additional steps to further expand our fiber network and to grow our company,” said John Finke, HickoryTech’s president and chief executive officer.  “We signed an agreement to acquire IdeaOne in December and closed on this acquisition on March 1, 2012. While our fourth quarter results included expenses associated with this acquisition and normal sales fluctuation in our equipment segment, our fiber and data segment continued to grow while our telecom business remained stable. We remain committed to our strategic initiatives and will continue to manage the strong cash flows of our business to make investments which lay the foundation for future growth initiatives.”

Capital expenditures in the fourth quarter totaled $7.3 million, up $1.4 million compared with the same period in fiscal 2010. Business Sector capital investments totaled $4.5 million and supported local market expansion, capacity upgrades and success based initiatives.  Telecom Sector investments of $2.8 million supported core network services and broadband growth and expansion.

“We made significant progress in 2011 with our Greater Minnesota Broadband Collaborative Project which further expands our fiber footprint from the Twin Cities to northern Minnesota,” said Finke. “The majority of this fiber route was completed in 2011 and we’ll begin the northwestern Minnesota route in 2012, which will add more diversity to our Fargo, North Dakota network.  The Fargo metro network is expected to bring accelerated growth opportunities for our customers in this market.”

Business Sector (includes Fiber/Data and Equipment Segments, before inter-segment eliminations)
Fourth quarter Business Sector revenue totaled $22.4 million, a 9 percent decrease year over year, attributed to lower equipment sales.  Costs and expenses totaled $20.1 million, down 9 percent year over year. Net income totaled $1.4 million, also down 1 percent from one year ago.
•	Fiber and data revenue totaled $12.1 million, an increase of 7 percent year over year and a $473,000 increase over the third quarter 2011.
•
Fiber and data operating income was $2.0 million for the fourth quarter of 2011, a 25 percent increase year over year.  Cost and expenses in this growth segment of the Company have been held to only a 4 percent increase year over year.

•
Equipment segment revenue totaled $10.3 million, a decrease of 22 percent year over year.  Hardware sales decreased 28 percent compared with the fourth quarter of 2010 while support services revenue grew 15 percent.

•	Equipment segment operating income was $292,000 in the fourth quarter of 2011, a $527,000 decrease year over year. Costs and expenses decreased 19 percent.

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Telecom Sector (before inter-segment eliminations)
Fourth quarter Telecom Sector revenue totaled $17.8 million, down 1 percent year over year.  Telecom Sector results were stable and reflect growth in broadband services offset by the impact of declines in legacy local service and ancillary service revenues.  Costs and expenses totaled $15.1 million, a 1 percent decrease year over year. Telecom Sector net income totaled $1.7 million, a 1 percent increase over fourth quarter 2010.
•	Broadband revenue totaled $5.1 million, up 2 percent year over year. Broadband revenue includes DSL, Internet, Data and Digital TV services.
•	Network access revenue totaled $5.4 million, a 1 percent increase year over year.
•	Local service revenue totaled $3.5 million, down 6 percent from one year ago, and local access lines declined 7 percent.
•	Bill processing revenue totaled $1.4 million, up 29 percent year over year.

Consolidated Results for fiscal 2011
•
Revenue for fiscal 2011 totaled $163.5 million, a 1 percent increase over fiscal 2010.  A unique fiber construction project in 2010 added $5 million of revenue.  Excluding the 2010 fiber construction project, revenue for fiscal 2011 grew 4 percent.

•
Net income for fiscal 2011 totaled $9.2 million, a 24 percent decrease from fiscal 2010.  The company had unique income tax reserve reversals of $406,000 in fiscal 2011 and $2.7 million in fiscal 2010, which added to net income in both years.  Excluding the income tax reserve releases, net income in fiscal 2011 decreased 6 percent from fiscal 2010, largely due to SG&A and depreciation increases.

•
Operating income for fiscal 2011 totaled $19.7 million, a 6 percent decrease from the previous year.  The 2010 fiber construction project added $2.3 million of operating income last year.  Excluding this fiber construction project, operating income for fiscal 2011 grew 5 percent.

•	EBITDA (as defined by our credit agreement) was $43.3 million in 2011, similar to 2010 EBITDA of $43.1 million. Excluding the 2010 fiber construction project, EBITDA grew 6 percent in 2011.
•
Business sector revenue for fiscal 2011 totaled $94.9 million, up 2 percent from the previous year or up 8 percent when excluding the 2010 fiber construction project revenue.  Fiber and data revenue grew 14 percent (excluding the 2010 fiber construction project revenue) in fiscal 2011, and Equipment revenue grew 3 percent.

•
Telecom Sector revenue for fiscal 2011 totaled $71.1 million, down 1 percent from the previous year.  Telecom Broadband services grew 8 percent and Bill Processing revenue from external customers grew 13 percent, both helped offset the declines in legacy telecom service revenue.

•	Capital expenditures in 2011 totaled $21.4 million net of grants from the Greater Minnesota Broadband Collaborative Project.
•
The company completed the refinance of its senior credit facility in the third quarter of 2011.  As of December 31, 2011, $119.7 million of term loan debt is outstanding from this new credit agreement. The  $150 million credit agreement offers the company access to additional financing for growth initiatives, and was utilized in the acquisition of IdeaOne in the first quarter of 2012.  The term of the credit agreement runs through fiscal 2016.

Debt Position
Long-term debt and current maturities of debt, including capitalized leases, totaled $120.2 million as of Dec. 31, 2011, down $370,000 from the end of third quarter 2011.  The 2011 debt balance is up slightly from the $119 million as of Dec. 31, 2010.  Net debt, a measure of actual balance-sheet strength that subtracts the cash balance from total debt, totaled $107.2 million as of Dec. 31, 2011, a $11.7 million improvement from the $118.9 million net debt as of Dec. 31, 2010.

Close of IdeaOne (Fargo, North Dakota) acquisition
Effective March 1, 2012, HickoryTech completed its acquisition of IdeaOne, a facilities-based fiber CLEC operating in the Fargo, North Dakota area.  IdeaOne has a robust, metro fiber network and a strong business customer base.  Effective in the first quarter 2012, the company will report IdeaOne results as part of its fiber and data segment operations, as part of its Business Sector.  HickoryTech utilized a $22 million term loan debt under its existing credit facility, plus cash, to complete the acquisition.

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Fiscal Outlook
HickoryTech provides the following guidance for its 2012 fiscal year. Guidance metrics reflect the IdeaOne acquisition as of March 1, 2012.
•	Revenue is expected to range from $177 million to $183 million
•	Net Income is expected to range from $7.6 million to $8.6 million (factors in high level of depreciation associated with network expansion)
•	Diluted Earnings Per Share is expected to range between $0.57 to $0.64 per share
•	CAPEX is expected to range from $25 million to $29 million (net of government grants for the Greater Minnesota Broadband Collaborative Project)
•	EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is expected to range from $46 million to $48 million (factors in Telecom impact resulting from Access Reform Plan)
•	Debt balance at Dec. 31, 2012 is expected to range from $141 million to $144 million

Conference Call and Webcast
HickoryTech will host a conference call and webcast on Wednesday, March 7 at 9 a.m. CT. The dial-in number for the call is 877-774-2369 and the conference ID is 49271871.  A simultaneous webcast of the call and downloadable presentation will be available through a link on the Investor Relations page at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation is a leading communications provider serving business and residential customers in the upper Midwest.  With headquarters in Mankato, Minn., HickoryTech has 500 employees and a five-state fiber network spanning more than 3,250 route miles across Minnesota and into Iowa, North Dakota, South Dakota and Wisconsin.  Enventis provides business IP voice, data and video solutions, MPLS networking, data center and managed hosted services and communication systems.  HickoryTech delivers broadband Internet, Digital TV, voice and data services to businesses and consumers in southern Minnesota and northwest Iowa. The Company trades on the NASDAQ, symbol: HTCO.  For more information, visit www.hickorytech.com.

Non-GAAP Measures
To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance and position. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance, financial position and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance and financial position. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward-looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

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Consolidated Statement of Operations
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands, except share data)	2011	2010	Change	2011	2010	Change
Revenue:
Equipment	$8,317	$11,500	-28%	$39,816	$39,406	1%
Services	31,247	30,279	3%	123,722	122,841	1%
Total operating revenue	39,564	41,779	-5%	163,538	162,247	1%

Costs and expenses:
Cost of sales, excluding depreciation and amortization	7,017	9,332	-25%	34,163	33,300	3%
Cost of services, excluding depreciation and amortization	15,236	15,495	-2%	59,480	60,897	-2%
Selling, general and administrative expenses	7,765	6,635	17%	27,184	25,060	8%
Depreciation	5,812	5,765	1%	22,702	21,665	5%
Amortization of intangibles	89	89	0%	354	357	-1%
Total costs and expenses	35,919	37,316	-4%	143,883	141,279	2%

Operating income	3,645	4,463	-18%	19,655	20,968	-6%

Interest and other income	13	11	18%	63	73	-14%
Interest expense	(1,315)	(1,094)	20%	(4,885)	(4,914)	-1%
Income before income taxes	2,343	3,380	-31%	14,833	16,127	-8%
Income tax provision	913	1,266	-28%	5,596	4,033	39%

Net income	$1,430	$2,114	-32%	$9,237	$12,094	-24%

Basic earnings per share	$0.11	$0.16	-31%	$0.69	$0.91	-24%

Basic weighted average common shares outstanding	13,388,343	13,289,746		13,369,991	13,233,874

Diluted earnings per share	$0.11	$0.16	-31%	$0.69	$0.91	-24%

Diluted weighted average common and equivalent shares outstanding	13,403,215	13,296,059		13,382,522	13,237,195

Dividends per share	$0.14	$0.135	4%	$0.545	$0.525	4%

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Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$13,057	$73
Receivables, net of allowance for doubtful accounts of $436 and $570	25,317	24,642
Inventories	9,297	5,205
Income taxes receivable	498	3,814
Deferred income taxes, net	1,559	2,008
Prepaid expenses	1,801	1,601
Other	964	1,030
Total current assets	52,493	38,373

Investments	4,277	4,512

Property, plant and equipment	396,816	379,433
Accumulated depreciation and amortization	(242,886)	(224,356)
Property, plant and equipment, net	153,930	155,077

Other assets:
Goodwill	27,303	27,303
Intangible assets, net	2,314	2,668
Deferred costs and other	3,669	2,255
Total other assets	33,286	32,226

Total assets	$243,986	$230,188

Liabilities and Shareholders' Equity
Current liabilities:
Extended term payable	$6,920	$8,254
Accounts payable	4,661	2,840
Accrued expenses and other	10,175	7,929
Deferred revenue	6,251	5,073
Financial derivative instruments	-	1,079
Current maturities of long-term obligations	1,407	4,892
Total current liabilities	29,414	30,067

Long-term liabilities:
Debt obligations, net of current maturities	118,828	114,067
Accrued income taxes	154	562
Deferred income taxes	30,627	26,868
Deferred revenue	1,131	1,397
Financial derivative instruments	2,469	-
Accrued employee benefits and deferred compensation	18,166	15,923
Total long-term liabilities	171,375	158,817

Total liabilities	200,789	188,884

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $.10 stated value
Shares authorized: 100,000
Shares issued and outstanding: 13,396 in 2011 and 13,299 in 2010	1,340	1,330
Additional paid-in capital	15,683	14,328
Retained earnings	31,797	29,841
Accumulated other comprehensive (loss)	(5,623)	(4,195)
Total shareholders' equity	43,197	41,304

Total liabilities and shareholders' equity	$243,986	$230,188

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Business Sector Recap
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars In thousands)	2011	2010	Change	2011	2010	Change
Revenue before intersegment eliminations
Equipment	$8,317	$11,500	-28%	$39,816	$39,406	1%
Support Services	2,029	1,765	15%	9,116	8,138	12%
Equipment	10,346	13,265	-22%	48,932	47,544	3%

Fiber and Data	11,853	11,107	7%	45,149	44,685	1%
Intersegment	207	155	34%	773	542	43%
Total Business Sector revenue	$22,406	$24,527	-9%	$94,854	$92,771	2%

Total revenue before intersegment eliminations
Unaffiliated customers	$22,199	$24,372		$94,081	$92,229
Intersegment	207	155		773	542
	$22,406	$24,527		$94,854	$92,771
Cost of sales
(excluding depreciation and amortization)	7,017	9,332	-25%	34,163	33,300	3%
Cost of services
(excluding depreciation and amortization)	7,836	7,802	0%	30,179	30,683	-2%
Selling, general and administrative expenses	3,504	3,102	13%	13,724	12,612	9%
Depreciation and amortization	1,744	1,865	-6%	6,696	6,170	9%
Total costs and expenses	20,101	22,101	-9%	84,762	82,765	2%

Operating income	$2,305	$2,426	-5%	$10,092	$10,006	1%
Net income	$1,443	$1,453	-1%	$6,074	$5,951	2%

Capital expenditures	$4,464	$3,663	22%	$11,981	$14,464	-17%

Fiber and Data Segment
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands)	2011	2010	Change	2011	2010	Change
Revenue before intersegment eliminations:
Services	$11,853	$11,107	7%	$45,149	$44,685	1%
Intersegment	207	155	34%	773	542	43%
	12,060	11,262	7%	45,922	45,227	2%

Cost of services (excluding depreciation and amortization)	6,085	5,923	3%	23,420	23,726	-1%
Selling, general and administrative expenses	2,307	1,989	16%	8,762	7,952	10%
Depreciation and amortization	1,655	1,743	-5%	6,394	5,778	11%
Total costs and expenses	10,047	9,655	4%	38,576	37,456	3%

Operating income	$2,013	$1,607	25%	$7,346	$7,771	-5%
Net income	$1,250	$963	30%	$4,423	$4,603	-4%

Capital expenditures	$4,342	$3,658	19%	$11,553	$14,247	-19%

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Equipment Segment
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands)	2011	2010	Change	2011	2010	Change
Revenue before intersegment eliminations
Equipment	$8,317	$11,500	-28%	$39,816	$39,406	1%
Support Services	2,029	1,765	15%	9,116	8,138	12%
	10,346	13,265	-22%	48,932	47,544	3%

Cost of sales (excluding depreciation and amortization)	7,017	9,332	-25%	34,163	33,300	3%
Cost of services (excluding depreciation and amortization)	1,751	1,879	-7%	6,759	6,957	-3%
Selling, general and administrative expenses	1,197	1,113	8%	4,962	4,660	6%
Depreciation and amortization	89	122	-27%	302	392	-23%
Total costs and expenses	10,054	12,446	-19%	46,186	45,309	2%

Operating income	$292	$819	-64%	$2,746	$2,235	23%
Net income	$193	$490	-61%	$1,651	$1,348	22%

Capital expenditures	$122	$5	2340%	$428	$217	97%

Telecom Recap
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands)	2011	2010	Change	2011	2010	Change
Revenue
Local Service	$3,541	$3,760	-6%	$14,363	$15,288	-6%
Network Access	5,401	5,359	1%	22,489	23,150	-3%
Long Distance	719	765	-6%	2,892	3,185	-9%
Broadband	5,126	5,007	2%	20,371	18,832	8%
Directory	783	910	-14%	3,346	3,627	-8%
Bill Processing	1,397	1,083	29%	4,314	3,808	13%
Intersegment	412	517	-20%	1,632	1,976	-17%
Other	398	523	-24%	1,682	2,128	-21%
Total Telecom Revenue	$17,777	$17,924	-1%	$71,089	$71,994	-1%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$17,365	$17,407		$69,457	$70,018
Intersegment	412	517		1,632	1,976
	17,777	17,924		71,089	71,994

Cost of services, excluding depreciation and amortization	7,969	8,326	-4%	31,509	32,578	-3%
Selling, general and administrative expenses	2,992	2,986	0%	12,027	12,154	-1%
Depreciation and amortization	4,133	3,965	4%	16,270	15,737	3%
Total costs and expenses	15,094	15,277	-1%	59,806	60,469	-1%

Operating income	$2,683	$2,647	1%	$11,283	$11,525	-2%

Net income	$1,674	$1,654	1%	$6,776	$6,652	2%

Capital expenditures	$2,777	$2,215	25%	$9,392	$8,424	11%

Key Metrics
Business access lines	23,316	24,043	-3%
Residential access lines	24,386	27,199	-10%
Total access lines	47,702	51,242	-7%
Long distance customers	32,280	33,854	-5%
DSL customers	19,531	19,667	-1%
Digital TV customers	10,374	10,562	-2%

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Reconciliation of Non-GAAP Measures

(Dollars in thousands)
Reconciliation of net debt:	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010
Debt obligations, net of current maturities	$118,828	$119,169	$114,067
Current maturities of long-term obligations	1,407	1,436	4,892
Total Debt	$120,235	$120,605	$118,959
Less:
Cash and cash equivalents	13,057	11,316	73
Net Debt	$107,178	$109,289	$118,886

(Dollars in thousands)	Three Months Ended December 31		Twelve Months Ended December 31
Reconciliation of net income to net income without release of income tax reserve:	2011	2010	2011	2010
Net income	$1,430	$2,114	$9,237	$12,094
Deduct: Income tax reserve release	-	-	406	2,726
Net income excluding income tax reserve release	$1,430	$2,114	$8,831	$9,368

	Twelve Months Ended December 31
(Dollars in thousands)	2011	2010
Reconciliation of net income to EBITDA1:
Net income	$9,237	$12,094
Add:
Depreciation	22,702	21,665
Amortization of intangibles	354	357
Interest expense	4,885	4,914
Taxes	5,596	4,033
Acquisition related expenses	510	-
EBITDA	43,284	43,063

	Year Ending December 31, 2012
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2012 EBITDA1 guidance:	Low	High
Projected net income	$7,600	$8,600
Add back:
Depreciation and amortization	27,400	27,200
Interest expense	5,800	6,200
Taxes	5,200	6,000
Projected EBITDA guidance	$46,000	$48,000

1 EBITDA, a non-GAAP financial measure, is as defined in our credit agreement

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